                    TRAVELERS VARIABLE SURVIVORSHIP LIFE II
                        ILLUSTRATION SAMPLE CALCULATION
                                   EXHIBIT 6


ILLUSTRATED CONTRACT INSURED

       Male age 50 and Female age 50 both preferred nonsmoker
       $4,300,000 Face Amount with Death Benefit Option 1
       $15,000.00 planned annual premium paid annually on the policy anniversary

       10% Hypothetical Gross Annual Investment Option Return
       Current Cost-of-Insurance Rates

POLICY VALUE

       ENDING          [ Beginning Policy Value + Net Premium - Monthly Deduction - COI Deduction ]      x
       POLICY     =    Net Investment Factor
       VALUE

                  =    [ $63,066.87 + $14,100.00 - $86.00 - $53.06 ]                       x            1.006589212

                  =    $77,535.36

       Derivation of Investment Option Return:               9.10%

                                          Gross Investment Option Rate of Return:                               10.00%
                              LESS        Assumed Asset Charges: *                                               0.90%
                                                                                                         --------------
                                                                                                                 9.10%

          * Asset charges vary by Investment Option. Actual asset charges deducted from Gross Annual Rate of Return will vary with the contract holder's allocation of premium and policy value between the available Investment Options. Asset charges represent investment advisory fees and other expenses paid by the portfolios.

       PERIODIC DEDUCTION FOR COST-OF-INSURANCE (COI) AND OTHER CONTRACT CHARGES (EXAMPLE ASSUMES CALCULATIONS ON THE 1ST MONTH OF THE 5TH POLICY YEAR)

       NET PREMIUM    =    Gross Premium      LESS      Premium Expense Charge
                      =          $15,000      LESS      $15,000.00 x 6.00%
                      =          $14,100


       i)     Premium Expense Charge equals 6.00% of Gross premiums received.

       MONTHLY
       DEDUCTION      =        Policy Fee     +    Administrative Expense Charge
                      =        $  0.00        +         $    86.00
                      =        $ 86.00

       ii)    Policy Fee for this example is $0.00

       iii)   Administrative Expense Charge is $0.02 monthly per $1,000 of Face

                   Administrative Expense Charge           =      $86.00

       COI
       DEDUCTION           =     Net Amount at Risk        x      COI Rate
                           =     $4,208,887.99             x      0.00001260667
                           =     $53.06

       iv)    The Currect monthly Cost-of-Insurance rate is 0.00001260667

               Subtotal 1     =    Beginning Policy Value      PLUS
                                   Net Premium                 LESS
                                   Monthly Deduction

                              =       $63,066.87 PLUS
                                      $14,100.00 LESS
                                      $    86.00

                              =       $77,080.87

               Subtotal 2     =     Corridor Percentage       x       Subtotal 1
                              =             1.57              x       $63,066.87
                              =       $99,014.98

               Minimum
               Death          =     The greater of Subtotal 2 and the Face Amount
               Benefit
                              =     The greater of $99,014.98 and $4,300,000.00

                              =       $4,300,000.00

               Net Amount     =     Minimum Death Benefit / 1.0032737    LESS
               at Risk              Subtotal 1

                              =       $4,285,968.85 LESS
                                      $   77,080.87

                              =       $4,208,887.99

        NET INVESTMENT FACTOR

              The Net Investment Factor is calculated each day the New York Stock Exchange is open for trading (a Valuation Date). The period between successive Valuation Dates is called a Valuation Period.

              We determine the Net Investment Factor for any Valuation Period using the following equation: ( A / B ) - C where:

              A is:   1. The net asset value per share of Fund held in the
                         Investment Option as of the Valuation Date;    PLUS
                      2. The per share amount of any dividend or capital gain
                         distribution on shares of the fund held by the Investment Option if the ex-dividend date of the
                         Valuation period just ended;    PLUS or MINUS
                      3. A per-share charge or credit, as we may determine on
                         the Valuation Date for tax reserves;   and

              B is:   1. The net asset value per share of the fund held in the
                         Investment Option as of the last prior Valuation
                         Date ; PLUS or MINUS
                      2. The per-share unit charge or credit for tax reserves
                         as of the end of the last prior Valuation Date;   and

              C is the applicable Investment Optiuon deduction for the Valuation Period.

              For illustration purposes, a hypothetical monthly net investment factor is calculated as follows:

       v)     The currect year Mortality and Expense (M&E) charge is 0.9%

              Net
              Investment   =   [ 1 + Investment Option Return - Current Year M&E Charge ] (1/12)
              Factor
                           =   [ 1 + 9.1% - 0.9% ] /\ (1/12)

                           =   1.006589212

    The following is a detailed representation of the interim policy value calculations during Policy Year 5:

                            BEGINNING                                                                       NET            ENDING
POLICY       POLICY            POLICY              NET              MONTHLY              COI         INVESTMENT            POLICY
 YEAR         MONTH             VALUE          PREMIUM            DEDUCTION        DEDUCTION             FACTOR             VALUE
------       ------         ---------          -------            ---------        ---------        -----------         ---------
   5            1           63,066.87          $14,100                86.00            53.06        1.006589212         77,535.36
   5            2           77,535.36          $     0                86.00            53.06        1.006589212         77,906.28
   5            3           77,906.28          $     0                86.00            53.05        1.006589212         78,279.66
   5            4           78,279.66          $     0                86.00            53.05        1.006589212         78,655.50
   5            5           78,655.50          $     0                86.00            53.04        1.006589212         79,033.82
   5            6           79,033.82          $     0                86.00            53.04        1.006589212         79,414.64
   5            7           79,414.64          $     0                86.00            53.03        1.006589212         79,797.97
   5            8           79,797.97          $     0                86.00            53.03        1.006589212         80,183.83
   5            9           80,183.83          $     0                86.00            53.02        1.006589212         80,572.24
   5           10           80,572.24          $     0                86.00            53.02        1.006589212         80,963.22
   5           11           80,963.22          $     0                86.00            53.01        1.006589212         81,356.77
   5           12           81,356.77          $     0                86.00            53.01        1.006589212         81,752.93

SURRENDER VALUE

    Surrender Charges depend on the Face Amount of the Policy and on the insured's age at issue.


        Surrender                  Surrender                    Initial
        Charge           =         Charge per                   Face
                                   $1,000 of         x          Amount
                                   Face Amount                  per $1,000
                         =         $    15.41        x          $    4,300

                         =         $66,263.00

        Surrender                  Ending Policy                Surrender
        Value            =         Value             -          Charge
                         =          $81,752.93       -          $66,263.00

                         =          $    0.00

DEATH BENEFITS

    For death benefit option 1, the death benefit equals the greater of:

       a)     Face amount on the date of death, or

       b) The percentage of the policy value shown in compliance with Federal Law Provisions

              For our example, the percentage of the policy value in compliance with Federal Law Provisions is 157%.

Death
Benefit at = The greater of (157% x End of Year Policy Value) or $4,300,000.00 the End of
Year 5

            =  The greater of $128,352.09 or $4,300,000.00

            =      $4,300,000

HOW CALCULATIONS VARY FOR OTHER CONTRACT YEARS

       Monthly Cost-of-Insurance rates vary by policy year.

       M&E charge declines to 0.35% in policy year 16 and after.

       Surrender Charge per $1,000 varies by policy year. The surrender charge per $1,000 in year 16 is $0. The rates are outlined as follows:

                Surrender                                      Surrender
Policy          Charge                    Policy               Charge
 Year           Per $1,000                 Year                Per $1,000
------          ----------                ------               ----------
   1              $21.01                     9                  $9.81
   2              $19.61                    10                  $8.41
   3              $18.21                    11                  $7.00
   4              $16.81                    12                  $5.60
   5              $15.41                    13                  $4.20
   6              $14.01                    14                  $2.80
   7              $12.61                    15                  $1.40
   8              $11.21

       Death Benefits may exceed the Face Amount according to the compliance with Federal Law Provisions.